Exhibit 99.1

Payoneer Reports Fourth Quarter and Full Year 2022 Financial Results

Record 2022 results

Revenue growth of more than 30% year-over-year for both Q4 and FY 2022

NEW YORK – February 28, 2023 – Payoneer Global Inc. (“Payoneer” or the “Company”) (NASDAQ: PAYO), the financial technology company empowering the world’s small businesses to transact, do business and grow globally, today reported financial results for its fourth quarter and full year ended December 31, 2022.

Fourth Quarter and Full Year 2022 Financial Highlights

											YoY						YoY
($ in mm)	4Q 2021		1Q 2022		2Q 2022		3Q 2022		4Q 2022		Change		2021		2022		Change
Revenue	$139.2		$137.0		$148.2		$158.9		$183.6		32%		$473.4		$627.6		33%
Transaction costs as a % of revenue	20.2%		18.7%		17.7%		17.6%		16.6%		(360)	bps	21.4%		17.6%		(380)	bps
Revenue less transaction costs	$111.1		$111.4		$122.0		$130.9		$153.2		38%		$371.9		$517.5		39%
Net income (loss)	(18.9)		20.2		4.4		(26.5)		(10.2)		N.M.		(34.0)		(12.0)		N.M.
Adjusted EBITDA	13.5		10.4		14.7		12.7		10.6		(22)%		28.2		48.5		72%

Operational Metrics
Volume ($bn)	$16.2		$14.6		$14.6		$15.1		$16.9		5%		$56.7		$61.3		8%
Revenue as a % of volume ("Take Rate")	86	bps	94	bps	101	bps	105	bps	109	bps	23	bps	84	bps	102	bps	18	bps

“Payoneer reported record fourth quarter and full year revenue, generating more than 30% year-over-year growth for both periods,” said Scott Galit, Co-Chief Executive Officer of Payoneer. “The strength of our diversified, scaled business model, global infrastructure, and trusted brand is apparent in our results. Payoneer is serving SMBs of all sizes, across a diverse range of industries, from more than 190 countries and territories.”

“Looking ahead, we expect to generate 28% revenue growth and significantly increase adjusted EBITDA based on the midpoint of our 2023 guidance,” said John Caplan, Co-Chief Executive Officer of Payoneer. “Payoneer is at a pivotal point in our evolution, and we are operating the business with a focus on long-term growth and operating efficiency. We are becoming the partner of choice for emerging market SMBs who need to manage their global financial activities in an increasingly digital world. I have every confidence in our team and in our ability to continue to execute and innovate in the quarters and years ahead.”

Full Year 2022 Business Highlights

•

Strategic focus on diversifying geographically, resulted in nearly 35% of 2022 revenue coming from Latin America, Asia-Pacific, and South Asia, Middle East and North Africa, compared to approximately 20% in 2018

•	B2B AP/AR volumes increased 39% year-over-year, representing 12% of total volume in 2022, up from 9% in 2021
•	Commercial Mastercard usage up 3-fold year-over-year and is at a run-rate of more than $1 billion in annual spend
•

Take rate of 102 basis points, up 18 basis points year-over-year driven by B2B AP/AR and Commercial Mastercard growth, as well as continued geographic diversification and higher interest income revenue

•	Transaction costs as a percentage of revenue decreased 380 basis points-over-year, highlighting our ability to leverage the benefits of scale
•

Strengthened executive team to drive profitable growth and deliver long-term value. This includes Co-CEO and incoming CEO John Caplan, Deputy and incoming CFO Bea Ordonez, Chief Growth Officer Adam Cohen, and Chief Platform Officer Assaf Ronen

Fourth Quarter 2022 Business Highlights

•	$5.8 billion of customer funds as of December 31, 2022, up nearly $800 million sequentially
•	Received approval in principle for a Major Payment Institution license in Singapore. Additionally, in January 2023 Payoneer received its e-Money license in the UK

•

Established the Payoneer Foundation with initial Company support of $2.5 million. Giving will focus on international organizations that support small business development, female entrepreneurs, young people in business, financial education and entrepreneurship

2023 Guidance

“Payoneer’s 2022 results demonstrated our ability to deliver strong revenue growth while significantly expanding adjusted EBITDA,” said Michael Levine, Chief Financial Officer. “We intend to continue our balanced capital allocation approach for 2023 and remain focused on delivering long-term value for our customers, employees, and shareholders.”

“In 2023, we will focus our customer acquisition strategy on larger, more profitable SMBs. We will also invest in our technology platform to accelerate our product delivery and serve more of customers’ needs while driving increased operating efficiency,” said Bea Ordonez, Deputy Chief Financial Officer and incoming CFO. “We expect our high value services, including B2B AP/AR, Commercial Mastercard, Working Capital, and Checkout, to continue growing faster than the overall business. And we intend to continue diversifying our geographic revenue mix to focus on high growth, high margin geographies.

“Our 2023 revenue guidance includes a $22 million impact in the second half of 2023 from lower revenues related to onboarding services provided to a large enterprise client, as well as the full year impact of the closure of payments into Russia. Adjusted EBITDA guidance also includes approximately $15 million of strategic investment linked to enhancing our technology platform, and $15 million of incentive payments related to a large enterprise client.”

2023 guidance is as follows:

Revenue	$800 million - $810 million
Transaction costs	~16.0% of revenue
Adjusted EBITDA (1)	$120 million to $130 million

(1)	Please refer to “Financial Information; Non-GAAP Financial Measures” below

Guidance for fiscal year, where adjusted, is provided on a non-GAAP basis, which Payoneer will continue to identify as it reports its future financial results. The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2023 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s GAAP financial results.

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 4:30 p.m. ET today, February 28, 2023. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer is the financial technology company empowering the world’s small businesses to transact, do business and grow globally. Payoneer was founded in 2005 with the belief that talent is equally distributed, but opportunity is not. It is our mission to enable anyone anywhere to participate and succeed in the global digital economy. Since our founding, we have built a global financial platform that has already made it easier for millions of SMBs, particularly in emerging markets, to pay and get paid, manage their funds, and grow their business.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future volume, revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical and other economic, business and/or competitive factors; (3) Payoneer’s estimates of its financial performance; (4) the outcome of any legal proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2022 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following item:

Adjusted EBITDA:  We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: M&A related income, stock-based compensation expenses, reorganization related expenses, share in losses (gain) of associated company, gain from change in fair value of warrants, other financial expense (income), net, taxes on income, and depreciation and amortization.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

Investor Contact:

Michelle Wang

investor@payoneer.com

Media Contact:

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)		(Audited)
	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021

Revenues	$183,558	$139,219	$627,623	$473,403

Transaction costs ($1,491 and $220 interest expense and fees associated with related party transaction in 2022 and 2021 respectively)	30,392	28,130	110,165	101,476
Other operating expenses	41,304	31,623	149,199	124,649
Research and development expenses	32,902	25,462	115,041	80,760
Sales and marketing expenses	52,194	33,901	164,564	114,331
General and administrative expenses	29,997	19,762	90,010	64,399
Depreciation and amortization	5,333	4,534	20,858	17,997
Total operating expenses	192,122	143,412	649,837	503,612

Operating loss	(8,564)	(4,193)	(22,214)	(30,209)

Financial income (expense):
Gain (loss) from change in fair value of Warrants	5,031	(11,573)	33,963	11,824
Other financial income (expense), net	1,005	11	(10,131)	(6,854)
Financial income, net	6,036	(11,562)	23,832	4,970

Income (loss) before taxes on income and share in losses of associated company	(2,528)	(15,755)	1,618	(25,239)

Taxes on income	7,610	3,121	13,586	8,711

Share in losses of associated company	13	26	2	37

Net loss	$(10,151)	$(18,902)	$(11,970)	$(33,987)

Per Share Data
Net loss per share attributable to common stockholders — Basic and Diluted loss per share	$(0.03)	$(0.06)	$(0.03)	$(0.33)

Weighted average common shares outstanding — Basic and Diluted	352,756,697	340,580,941	348,044,831	202,881,911

Other comprehensive income (loss), before tax
Foreign currency translation adjustments	2,087	(529)	(2,429)	(1,921)
Other comprehensive income (loss), before tax	2,087	(529)	(2,429)	(1,921)
Income tax expense related to items of other comprehensive income (loss)	—	—	—	—
Other comprehensive income (loss), net of tax	2,087	(529)	(2,429)	(1,921)

Comprehensive loss	$(8,064)	$(19,431)	$(14,399)	$(35,908)

Disaggregation of revenue

The following table presents revenue recognized from contracts with customers as well as revenue from other sources, consisting of interest income:

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue recognized at a point in time	$137,813	$128,383	$533,213	$440,582
Revenue recognized over time	9,851	9,948	39,118	30,119
Revenue from contracts with customers	147,664	138,331	572,331	470,701
Revenue from other sources	35,894	888	55,292	2,702
Total revenues	$183,558	$139,219	$627,623	$473,403

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (loss)	$(10,151)	$(18,902)	$(11,970)	$(33,987)
Depreciation & amortization	5,333	4,534	20,858	17,997
Taxes on income	7,610	3,121	13,586	8,711
Other financial expenses (income), net	(1,005)	(11)	10,131	6,854
EBITDA	1,787	(11,258)	32,605	(425)
Stock based compensation expenses(1)	13,827	13,455	52,150	37,012
Reorganization related expenses(2)	—	—	—	5,087
Share in losses of associated company	13	26	2	37
M&A related expenses(3)	—	(257)	(2,323)	(1,721)
Gain from change in fair value of Warrants(4)	(5,031)	11,573	(33,963)	(11,824)
Adjusted EBITDA	$10,596	$13,539	$48,471	$28,166

	Three months ended,
	Dec. 31, 2021	Mar. 31, 2022	June 30, 2022	Sept. 30, 2022	Dec. 31, 2022

Net income (loss)	$(18,902)	$20,211	$4,422	$(26,452)	$(10,151)
Depreciation & amortization	4,534	4,455	5,171	5,899	5,333
Taxes on income	3,121	1,967	1,374	2,635	7,610
Other financial expenses (income), net	(11)	2,695	4,824	3,617	(1,005)
EBITDA	(11,258)	29,328	15,791	(14,301)	1,787
Stock based compensation expenses(1)	13,455	12,908	11,890	13,525	13,827
Reorganization related expenses(2)	—	—	—	—	—
Share in losses (gain) of associated company	26	(20)	7	2	13
M&A related income(3)	(257)	(619)	(116)	(1,588)	—
Gain from change in fair value of Warrants(4)	11,573	(31,196)	(12,831)	15,095	(5,031)
Adjusted EBITDA	$13,539	$10,401	$14,741	$12,733	$10,596

(1)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2)	Represents the non-recurring reorganizational costs that were not recorded as a reduction of additional paid in capital. The amounts relate to legal and professional services associated with our 2021 Reorganization with FTAC Olympus Acquisition Corp.
(3)	Represents non-recurring fair value adjustment of a liability related to our 2020 acquisition of optile.
(4)	Changes in the estimated fair value of the warrants are recognized as gain or loss on the statements of operations. The impact is removed from EBITDA as it represents market conditions that are not in control of the Company.

TABLE - 3

PAYONEER GLOBAL INC.

LOSS PER SHARE

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)		(Audited)
	Three months ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Numerator:
Net loss	$(10,151)	$(18,902)	$(11,970)	$(33,987)
Less dividends and revaluation attributable to redeemable and redeemable convertible preferred stock	—		—	33,632
Net loss attributable to common stockholders	$(10,151)	$(18,902)	$(11,970)	$(67,619)
Denominator:
Weighted average common shares outstanding — basic and diluted	352,756,697	340,580,941	348,044,831	202,881,911
Net loss per share attributable to common stockholders — basic and diluted	$(0.03)	$(0.06)	$(0.03)	$(0.33)

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

	December 31,
	2022	2021
Assets:
Current assets:
Cash and cash equivalents	$543,299	$465,926
Restricted cash	2,882	3,000
Customer funds	5,838,612	4,401,254
Accounts receivable (net of allowance of $246 in 2022 and $119 in 2021)	12,878	13,844
Capital advance receivables (net of allowance of $5,311 in 2022 and $2,426 in 2021)	37,155	53,675
Other current assets	36,278	25,024
Total current assets	6,471,104	4,962,723
Non-current assets:
Property, equipment and software, net	14,392	12,140
Goodwill	19,889	21,127
Intangible assets, net	45,444	37,529
Restricted cash	4,848	5,113
Deferred taxes	4,169	4,900
Investment in associated company	6,429	7,013
Severance pay fund	1,095	1,723
Operating lease right of use assets	15,260	12,943
Other assets	12,021	13,541
Total assets	$6,594,651	$5,078,752

Liabilities and shareholders’ equity:
Current liabilities:
Trade payables	$41,566	$17,200
Outstanding operating balances	5,838,612	4,401,254
Other payables	97,334	79,374
Total current liabilities	5,977,512	4,497,828
Non-current liabilities:
Long-term debt from related party	16,138	13,665
Warrant liability	25,914	59,877
Other long-term liabilities	29,831	20,309
Total liabilities	6,049,395	4,591,679
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at December 31, 2022 and December 31, 2021, respectively.	—	—
Common stock, $0.01 par value, 3,800,000,000 and 3,800,000,000 shares authorized; 352,842,025 and 340,384,157 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively.	3,528	3,404
Additional paid-in capital	650,433	575,470
Accumulated other comprehensive income (loss)	(176)	2,253
Accumulated deficit	(108,529)	(94,054)
Total shareholders’ equity	545,256	487,073
Total liabilities and shareholders’ equity	$6,594,651	$5,078,752

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year ended December 31
	2022	2021
Cash Flows from Operating Activities
Net loss	$(11,970)	$(33,987)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,858	17,997
Deferred taxes	731	(1,216)
Stock-based compensation expenses	52,149	37,012
Share in losses of associated company	2	37
Gain from change in fair value of Warrants	(33,963)	(11,824)
Transaction costs allocated to Warrants	—	5,087
Foreign currency re-measurement (gain) loss	2,752	1,103
Changes in operating assets and liabilities, net of the effects of business combinations:
Other current assets	(11,421)	(14,694)
Trade payables	24,284	469
Deferred revenue	224	(432)
Accounts receivable, net	964	3,933
Capital advance extended to customers	(223,819)	(330,510)
Capital advance collected from customers	237,834	342,930
Other payables	16,608	691
Other long-term liabilities	(3,480)	(4,775)
Operating lease right-of-use assets	10,686	9,525
Other assets	1,521	(1,331)
Net cash provided by operating activities	$83,960	$20,015

Cash Flows from Investing Activities
Purchase of property, equipment and software	(10,504)	(6,891)
Capitalization of internal use software	(18,329)	(14,008)
Severance pay fund (contributions) distributions, net	628	(99)
Customer funds in transit, net	33,939	31,154
Acquisition of Optile, net of cash acquired	—	—
Net cash provided by (used in) investing activities	$5,734	$10,156

Cash Flows from Financing Activities
Proceeds from issuance of shares in connect with stock based compensation plan	21,346	19,000
Outstanding operating balances, net	1,437,358	1,054,530
Borrowings under related party facility	29,363	17,431
Repayments under related party facility	(26,755)	(3,766)
Repayments under loan and security agreement	—	(40,025)
Issuance of redeemable preferred stock and warrants, net	—	—
Redemption of redeemable preferred stock	—	(39,803)
Proceeds from Reverse Recapitalization, net	—	108,643
Proceeds from PIPE financing, net	—	280,185
Net cash provided by financing activities	$1,461,312	$1,396,195

Effect of exchange rate changes on cash and cash equivalents	$(2,719)	$(1,222)

Net change in cash, cash equivalents, restricted cash and customer funds	1,548,287	1,425,144
Cash, cash equivalents, restricted cash and customer funds at beginning of the year	4,838,433	3,413,289
Cash, cash equivalents, restricted cash and customer funds at end of the year	$6,386,720	$4,838,433